Exhibit 10.1
Execution Copy
AMENDMENT NO. 1 TO THE AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of May 31, 2007
          AMENDMENT NO. 1 TO THE AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment No. 1”) among The Kansas City Southern Railway Company, a Missouri corporation, (the “Borrower”), Kansas City Southern, a Delaware corporation (the “Parent”), the subsidiary guarantors listed on the signature page hereof (the “Subsidiary Guarantors”), the Lender Parties (as hereinafter defined) party hereto, The Bank of Nova Scotia (“BNS”), as collateral agent (the “Collateral Agent”), BNS, as administrative agent (the “Administrative Agent”; together with the Collateral Agent, the “Agents”).
PRELIMINARY STATEMENTS:
          (1) The Borrower, the Parent, the Subsidiary Guarantors, certain financial institutions and other persons from time to time parties thereto (collectively, the “Lender Parties”), the Agents, Morgan Stanley Senior Funding, Inc. and Harris N.A., as co-syndication agents, LaSalle Bank National Association and Bank of Tokyo-Mitsubishi UFJ Trust Company, as co-documentation agents, and Scotia Capital as lead arranger and bookrunner, have entered into that certain Amended and Restated Credit Agreement dated as of April 28, 2006 (as otherwise amended, restated, supplemented or otherwise modified, the “Credit Agreement”; capitalized terms used herein but not defined shall be used herein as defined in the Credit Agreement).
          (2) The Borrower has requested a new $75,000,000 term loan facility (the “Term C Facility”) on terms substantially similar to the existing Term B Facility.
          (3) Each Person who executes and delivers this Amendment No. 1 as a Term C Lender (each, a “Term C Lender”), will make a commitment on the Amendment No. 1 Effective Date (as hereinafter defined) in an aggregate principal amount equal to the amount set forth opposite its name on Schedule I to the Credit Agreement, as amended as of the Amendment No. 1 Effective Date (as hereinafter defined) (the “Amended Schedule I”) (a copy of which has been delivered to the Borrower).
          (4) The Borrower has requested that the Lenders amend the Credit Agreement (a) to effect the changes described above and (b) to make other amendments set forth below.
          (5) The Lenders and the Term C Lenders (as defined in this Amendment No. 1) have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement in certain respects as set forth below.
          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:
          SECTION 1. Amendment of Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment No. 1, hereby amended as follows:
          (a) Section 1.01 of the Credit Agreement is hereby amended as follows:

     (i) By amending and restating the definition of “Advance” in its entirety and inserting the following definitions in its place:
““Advance” means a Term B Advance, a Term C Advance, a Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance.”
     (ii) By amending and restating the definition of “Applicable Margin” in its entirety and inserting the following definition in its place:
     ““Applicable Margin” means (a) in respect of the Revolving Credit Facility and the Swing Line Facility, (i) until the first date after the Effective Date when the Borrower delivers the financial statements and related certificates and schedules required pursuant to Section 5.03(c) for the fiscal quarter ending June 30, 2006, 1.00% per annum for Base Rate Advances and 2.00% per annum for Eurodollar Rate Advances and (ii) thereafter, a percentage as set forth below per annum determined by reference to the Leverage Ratio, as set forth in the most recent officer’s certificate received by the Administrative Agent pursuant to Section 5.03(b) or (c):

	Applicable Margin	Applicable Margin
	for Base Rate	for Eurodollar Rate
Leverage Ratio	Advances	Advances
Level I
less than or equal to 3.25: 1.00	0.250%	1.250%
Level II
greater than 3.25: 1.00 but less than or equal to 4.25:1.00	0.500%	1.500%
Level III
greater than 4.25: 1.00 but less than or equal to 5.25: 1.00	0.750%	1.750%
Level IV
greater than 5.25: 1.00	1.000%	2.000%
(b) in respect of the Term B Facility, 0.75% per annum for Base Rate Advances and 1.75% per annum for Eurodollar Rate Advances and (c) in respect of the Term C Facility, 0.50% per annum for Base Rate Advances and 1.50% per annum for Eurodollar Rate Advances.
In respect of the Revolving Credit Facility and the Swing Line Facility, after the first date after the Effective Date on which the Borrower delivers the financial statements and related certificates and schedules required pursuant to Section 5.03 (b) or (c), the Applicable Margin for each Base Rate Advance thereunder and the Applicable Margin for each Eurodollar Rate Advance thereunder shall be determined by reference to the Leverage Ratio, in effect on the first day of each Interest Period for such Advance as reflected on the most recent financial statements delivered pursuant to Sections 5.03(b) or (c), as the case may be; provided, however, that (A) no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and a certificate of the chief financial officer or treasurer of the Borrower demonstrating such Leverage Ratio; provided, further, that if such officer’s certificate is not delivered when due in accordance with such Section, then until the first Business Day after the date on which such officer’s certificate is delivered, Level IV shall apply as of the first Business Day after the date on which such officer’s certificate was required to have been delivered.”
     (iii) By amending and restating the definition of “Appropriate Lender” in its entirety and inserting the following definition in its place:
     ““Appropriate Lender” means, at any time, with respect to (a) any of the Term B Facility, the Term C Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or has made an Advance with respect to such Facility at such time, (b) the Letter of Credit Facility, (i) the Issuing Bank and (ii) if the other Revolving Credit Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Revolving Credit Lender and (c) the Swing Line Facility, (i) the Swing Line Bank and (ii) if the other Revolving Credit Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such other Revolving Credit Lender.”
     (iv) By amending and restating the definition of “Borrowing” in its entirety and inserting the following definition in its place:
     ““Borrowing” means a Term B Borrowing, a Term C Borrowing, a Revolving Credit Borrowing or a Swing Line Borrowing.”
     (v) By amending and restating the definition of “Commitment” in its entirety and inserting the following definition in its place:
     ““Commitment” means a Term B Commitment, a Term C Commitment, a Revolving Credit Commitment, a Swing Line Commitment or a Letter of Credit Commitment.”
     (vi) By amending and restating paragraph (e) in the definition of “Excess Cash Flow” and inserting the following language in its place:
     “(e) the aggregate principal amount of long-term Debt repaid or prepaid by Parent and its Subsidiaries during such Fiscal Year, excluding (i) Debt in respect of Revolving Credit Advances and Letters of Credit, (ii) Term B Advances and Term C Advances prepaid pursuant to Sections 2.06(b)(ii) (other than any part of such prepayment attributable to gains on asset sales that are included in the calculation of Consolidated Net Income for such Fiscal Year), and (iii) repayments or prepayments of long-term Debt financed by incurring other long-term Debt or by issuing Equity Interests; minus”
     (vii) By amending and restating the definition “Domestic Lending Office” in its entirety and inserting the following language in its place:
““Domestic Lending Office” means, (a) in the case of any Swingline Bank, Revolving Credit Lender or Term B Lender, the office of such Lender Party specified as its “Domestic Lending Office” opposite its name on Schedule I hereto, (b) in the case of any Term C Lender, the office specified in such Lender Party’s signature to Amendment No. 1, or (c) in the case of any Lender Party, in the Assignment and Acceptance pursuant to which it became a Lender Party or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.”

     (viii) By amending and restating the definition “Euro Dollar Lending Office” in its entirety and inserting the following language in its place:
     ““Eurodollar Lending Office” means, (a) in the case of any Swingline Bank, Revolving Credit Lender or Term B Lender, the office of such Lender Party specified as its “Eurodollar Lending Office” opposite its name on Schedule I hereto, (b) in the case of any Term C Lender, the office specified in such Lender Party’s signature to Amendment No. 1, or (c) in the case of any Lender Party, in the Assignment and Acceptance pursuant to which it became a Lender Party (or if no other office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.”
     (ix) By amending and restating paragraph (e) in the definition of “Facility” and inserting the following language in its place:
     ““Facility” means the Term B Facility, the Term C Facility, the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility.”
     (x) By amending and restating the definition of “Lenders” and inserting the following language in its place:
     ““Lenders” means the Initial Lenders, the Term C Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Initial Lender, Term C Lender or Person, as the case may be, shall be party to this Agreement.”
     (xi) By amending and restating the definition of “Loan Documents” and inserting the following language in its place:
     ““Loan Documents” means (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents, (v) the Fee Letters, (vi) each Letter of Credit Agreement, (vii) Amendment No. 1, and (viii) each Secured Hedge Agreement, in each case as amended.”
     (xii) By amending and restating paragraph (e) in the definition of “Note” and inserting the following language in its place:
     ““Note” means a Term B Note, Term C Note or a Revolving Credit Note.”
     (xiii) By amending and restating the definition of “Termination Date” and inserting the following language in its place:
     ““Termination Date” means the earlier of (a) the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitment, the Swing Line Commitment, the Term B Commitments and the Term C Commitments pursuant to Section 2.05 or 6.01 and (b) (i) for purposes of the Revolving Credit Facility, the Swing Line Facility and the Letter of Credit Facility, April 28, 2011, (ii) for purposes of the Term B Facility, the Term C Facility and for all other purposes, April 28, 2013; provided, however, that if, on any date the Facilities are not rated at least Ba3 by Moody’s and BB+ by S&P (in each case, with at least stable outlooks), the “Termination Date” for each of the Facilities shall be the date that is 90 days prior to the earliest final maturity date of any outstanding 2000 Senior Notes and 2002 Senior Notes unless (x) such 2000 Senior Notes and 2002 Senior Notes, as the case may be, have been refinanced in full on or prior to such date or (y) an amount sufficient to indefeasibly repay such 2000 Senior Notes and

2002 Senior Notes, as the case may be, has been deposited with the applicable bond trustee on or prior to such date and, after giving effect to such deposit, the Borrower is in pro forma compliance with all financial covenants set forth in Section 5.04 as determined on a pro forma basis as the most recently ended fiscal year.”
     (xiv) By amending and restating the definition of “Transaction” and inserting the following language in its place:
     ““Transaction” means the Restatement, Amendment No. 1 and the other transactions contemplated by the Loan Documents.”
     (xv) By inserting the following new definitions therein in the appropriate alphabetical order:
     ““Amendment No. 1” means the Amendment No. 1 to the Credit Agreement, dated as of April 28, 2006, among the Borrower, the Agents and the Lenders party thereto.”
     ““Amendment No. 1 Effective Date” means May 31, 2007.”
     ““Term C Advance” has the meaning specified in Section 2.01(e).”
     ““Term C Borrowing” means a borrowing consisting of simultaneous Term C Advances of the same Type made by the Term C Lenders.”
     ““Term C Commitment” means, with respect to any Term C Lender at any time, the amount set forth on such Lender’s signature page to Amendment No. 1 or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s “Term C Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05.”
     ““Term C Facility” means, at any time, the aggregate amount of the Term C Lenders’ Term C Commitments at such time.”
     ““Term C Lender” means any Lender that has a Term C Commitment or holds a Term C Advance.”
     ““Term C Note” means a promissory note of the Borrower payable to the order of any Term C Lender, in substantially the form of Exhibit A-3 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term C Advance made by such Lender, as amended.”
     (b) Section 2.01 of the Credit Agreement is hereby amended by adding at the end thereof a new subsection (e) as follows:
“(e) The Term C Advances. Each Term C Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a “Term C Advance”) to the Borrower on the Amendment No. 1 Effective Date in an amount not to exceed such Lender’s Term C Commitment. The Term C Borrowing shall consist of Term C Advances made simultaneously by the Term C Lenders ratably according to their Term C Commitments whereupon the Term C Commitments shall be reduced to zero in accordance with Section 2.05(b). Amounts borrowed under this Section 2.01(e) and repaid or prepaid may not be reborrowed.”
     (c) Subsection 2.02(c)(ii) of the Credit Agreement is hereby amended and restated by inserting the following language in its place:
“(ii) the Term B Advances and Term C Advances may not be outstanding as part of more than 10 separate Interest Periods and the Revolving Credit Advances may not be outstanding as part of more than 15 separate Interest Periods.”
     (d) Section 2.04 of the Credit Agreement is hereby amended by adding at the end thereof a new subsection (e) as follows:
“(e) Term C Advances. The Borrower shall repay the Term C Advances to the Administrative Agent, for the ratable account of the Term C Lenders, in equal quarterly installments on the last Business Day of each March, June, September and December, commencing with the fiscal quarter ending September 30, 2007, in an amount equal to 0.25% of the initial aggregate principal amount of the Term C Advances; provided, however, that the final principal installment shall be repaid on the Termination Date in respect of the Term C Facility and in any event shall be in an amount equal to the aggregate principal amount of the Term C Advances outstanding on such date.”
     (e) Subsection 2.05(b) of the Credit Agreement is hereby amended by adding at the end thereof a new paragraph (iv) as follows:
“(iv) Upon the funding of the Term C Advances on the Amendment No. 1 Effective Date pursuant to Section 2.01(e), the aggregate Term C Commitments of the Term C Lenders shall be reduced to zero.”
     (f) Subsection 2.06(a) of the Credit Agreement is hereby amended by striking the last sentence thereof and inserting the following language in its place:
“Each such prepayment of any Term B Advance or Term C Advance shall be applied to the installments thereof on a pro rata basis ratably to the Appropriate Lenders in accordance with their respective outstanding Term B Advances or Term C Advances, as the case may be.”
     (g) Subsections 2.06(b)(i) and (ii) of the Credit Agreement are hereby amended and restated by inserting the following language in their place:
“Mandatory. (i) The Borrower shall, on the 90th day following the end of each Fiscal Year, if the Leverage Ratio as of the last day of such Fiscal Year is greater than 4.00:1.00, prepay an aggregate principal amount of the Term B Advances and Term C Advances in an amount equal to 50% of the amount of Excess Cash Flow for such Fiscal Year. Each such prepayment shall be applied ratably to the Term B Facility and Term C Facility and to the installments of each such Facility on a pro rata basis ratably to the Appropriate Lenders in accordance with, as the case may be, their respective outstanding Term B Advances or Term C Advances.
(ii) The Borrower shall, on each Prepayment Date, prepay an aggregate principal amount of the Term B Advances and Term C Advances in an amount equal to the amount of such Net Cash Proceeds. Each such prepayment shall be applied to the installments of the Term B Facility and Term C Facility on a pro rata basis ratably to the Appropriate Lenders in accordance with, as the case may be, their respective outstanding Term B Advances or Term C Advances.”
     (h) Subsection 2.06(b)(vi) of the Credit Agreement is hereby amended by inserting the words “and Term C Advances” between the words “Advances” and “in” in the second to the last line thereof.
     (i) Section 2.11(f) of the Credit Agreement is hereby amended by inserting the words “and the Term C Facility” immediately following the word “Facility” in the second to the last line thereof.
     (j) The second sentence of Subsection 2.16(a) of the Credit Agreement is hereby amended and restated by inserting the following language in its place:
“The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Revolving Credit Note, a Term B Note and a Term C Note, as applicable, in substantially the form of Exhibits A-1, A-2 and A-3 hereto, respectively, payable to the order of such Lender Party in a principal amount equal to the Revolving Credit Commitment, the Term B Commitment and the Term C Commitment, respectively, of such Lender Party.”
     (k) Subsection 5.02(a)(vii) and Subsection 5.02(e)(v) of the Credit Agreement are hereby amended by inserting the words “or Term C Advances” immediately following the words “Term B Advances”.
     (l) Subsection 7.05(c) of the Credit Agreement is hereby amended by inserting the words “and Term C Commitments” immediately following the words “Term B Commitments”.
     (m) Section 9.01 of the Credit Agreement is hereby amended by inserting the words “, Term C Facility” immediately following the words “Term B Facility”.
     (n) Section 9.02 of the Credit Agreement is hereby amended by inserting the words “, if to a Term C Lender, at its Domestic Lending Office specified on its signature page to Amendment No. 1;” after the semi-colon following the words “Schedule 1 hereto” on the seventh line such section.
          SECTION 2. Conditions to Effectiveness. This Amendment No. 1 and the amendments contained herein shall become effective as of the date hereof (the “Amendment No. 1 Effective Date”) when each of the conditions set forth in this Section 2 to this Amendment No. 1 shall have been fulfilled to the satisfaction of the Administrative Agent:
     (a) Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment No. 1, duly executed and delivered on behalf of each of the (a) Loan Parties, (b) the Required Lenders, and (c) all Term C Lenders providing Term C Commitments or as to any of the foregoing parties, advice reasonably satisfactory to the

Administrative Agent that each of the foregoing parties has executed a counterpart of this Amendment No. 1.
     (b) Payment of Fees and Expenses. The Borrower shall have paid all reasonable expenses (including the reasonable fees and expenses of Shearman & Sterling LLP) incurred in connection with the preparation, negotiation and execution of this Amendment No. 1 and other matters relating to the Credit Agreement from and after the last invoice to the extent invoiced.
     (c) Evidence of Debt. Each Term C Lender shall have received, if requested, one or more Notes payable to the order of such Lender duly executed by the Borrower in substantially the form of Exhibit A-3 to the Credit Agreement, evidencing the Term C Commitment of such Lender.
     (d) Certificates. The Administrative Agent shall have received (i) a certificate of the Secretary or an Assistant Secretary of each of the Loan Parties certifying (A) the names and true signatures of the officers of each of the Loan Parties authorized to sign this Amendment No. 1 and the other documents to be delivered hereunder and (B) the resolutions of the Board of Directors of the Loan Parties evidencing approval for this Amendment No. 1; (ii) a certificate of an officer of each of the Loan Parties certifying (A) that no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, or any third party to any agreements and instruments is required for the due execution, delivery or performance by each of the Loan Parties of this Amendment No. 1, (B) the representations and warranties contained in Section 5 of this Amendment No. 1 are true and correct, and (C) no event has occurred and is continuing that constitutes a Default; and (iii) a certificate from an officer of the Borrower certifying that (A) the execution, delivery and performance by the Borrower of Amendment No. 1 and the consummation of the transactions contemplated by Amendment No. 1, does not and will note contravene, conflict with, violate or give rise to a breach of, or default under any material agreement of the Borrower under which debt securities are outstanding, (B) the aggregate fair market value of the properties located in the counties and parishes listed on Schedule I hereto is in excess of $75,000,000 (the “Real Property Minimum Value”), and (C) that the fair market value of the Collateral is in excess of the aggregate amount of Commitments under the Credit Agreement as amended by this Amendment No. 1.
     (e) Additional Collateral Documents. Except as provided for otherwise under Section 4 hereof, all necessary modifications or confirmations to the Collateral Documents in effect on the Amendment No. 1 Effective Date shall have been duly executed and delivered so as to ensure the continued effectiveness of the security interests created thereby, as reasonably determined by the Administrative Agent and its counsel, and the Administrative Agent shall have received evidence that all such other action as shall be necessary or desirable to record, perfect or protect the security interests of the Secured Parties shall have been taken, it being understood that with respect to any such action which has not been taken prior to the Amendment No. 1 Effective Date, the Borrower may, in the reasonable discretion of the Administrative Agent, be granted an additional period to take such action not to exceed thirty (30) days (which may be extended in the sole discretion of the Administrative Agent) following the Amendment No. 1 Effective Date.
     (f) Legal Details, Etc. All documents executed or submitted pursuant hereto shall be reasonably satisfactory in form and substance to the Administrative Agent and Shearman & Sterling LLP as counsel. The Administrative Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies or such materials as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment No. 1 shall be reasonably satisfactory to the Administrative Agent and its counsel.
     (g) No Default. No Default shall have occurred and be continuing, or would occur as a result of the transactions contemplated by this Amendment No. 1.
          SECTION 3. The Term C Advances. On the Amendment No. 1 Effective Date, the Term C Lenders will make Term C Advances to the Borrower, it being understood that the Term C Advances shall have the same terms, rights and obligations as the Term B Advances as set forth in the Loan Documents.
          SECTION 4. Postclosing Covenants. By the date that is 90 days after the Amendment No. 1 Effective Date, as such time period may be extended in the Administrative Agent’s reasonable discretion, the Borrower shall deliver the following (it being understood that such 90 day period shall be extended on a day-for-day basis for each day that the Borrower has not been provided with all draft amended mortgages on or prior to the 80th day immediately following the Amendment No. 1 Effective Date):
     (a) Amendments in form and substance satisfactory to the Collateral Agent of those Mortgages filed in the counties or parishes listed on Schedule I hereto (the “Amended Mortgages”), each duly executed and acknowledged by Borrower; provided that, in the event that the Collateral Agent determines in its sole (but not unreasonable) discretion that the fair market value of such mortgaged properties fails to exceed the Real Property Minimum Value, the Borrower shall execute such additional Mortgage amendments as the Collateral Agent may request in order to ensure that Real Property Minimum Value is exceeded by an amount to be reasonably determined by the Collateral Agent;
     (b) If applicable, a fully paid “date down” endorsement to each Mortgage Policy related to each of the Amended Mortgages in form and substance acceptable to the Collateral Agent, dated as of the date of this Amendment No. 1, and issued by Stewart Title Guaranty Company, which states, among other things, that since the effective date of the applicable mortgage policy, there have been no changes in the state of title, including any new Liens that fail to qualify as Permitted Encumbrances; and
     (c) Such other consents, agreements and confirmations of lessors and third parties as the Collateral Agent may deem necessary or desirable or any other action that the Collateral Agent may deem necessary or desirable in order to continue valid first and subsisting Liens on the property described in the Mortgages (including the Amended Mortgages);
In addition to items listed immediately above, the Collateral Agent shall be satisfied with the advice from local counsel, acceptable to the Collateral Agent, in each state in which an Amended Mortgage is recorded, as such advice may concern the Lien priority of each respective Amended Mortgage, mortgage recording (or similar) taxes payable in connection with each such Amended Mortgage, and/or other related matters.

          SECTION 5. Confirmation of Representations and Warranties. Each of the Loan Parties hereby represents and warrants, on and as of the date hereof, that the representations and warranties contained in the Credit Agreement are correct and true in all material respects on and as of the date hereof, before and after giving effect to this Amendment No. 1, as though made on and as of the date hereof, other than any such representations or warranties that, by their terms, refer to a specific date.
          SECTION 6. Affirmation of Subsidiary Guarantors. Each Subsidiary Guarantor hereby consents to the amendments to the Credit Agreement effected hereby, and hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment No. 1, the obligations of such Subsidiary Guarantor contained in Article VIII of the Credit Agreement, as amended hereby, or in any other Loan Documents to which it is a party are, and shall remain, in full force and effect and are hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Amendment No. 1, each reference in Article VIII of the Credit Agreement and in each of the other Loan Documents to “the Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as modified by this Amendment No. 1. Without limiting the generality of the foregoing, the Collateral Documents to which such Subsidiary Guarantor is a party and all of the Collateral described therein do, and shall continue to secure, payment of all of the Secured Obligations (in each case, as defined therein).
          SECTION 7. Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment No. 1, each reference in the Credit Agreement to “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other transaction documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified by this Amendment No. 1.
          (b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment No. 1, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment No. 1.
          (c) The execution, delivery and effectiveness of this Amendment No. 1 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
          SECTION 8. Execution in Counterparts. This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment No. 1 by telecopier or electronic mail in “Portable Document Format” (PDF) shall be effective as delivery of an original executed counterpart of this Amendment No. 1.
          SECTION 9. Governing Law. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of New York, and shall be subject to the jurisdictional and service provisions of the Credit Agreement, as if this were a part of the Credit Agreement.
          SECTION 10. Entire Agreement; Modification. This Amendment No. 1 constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, there being no other agreements or understandings, oral, written or otherwise, respecting such subject matter, any such agreement or understanding being superseded hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and may not be amended, extended or otherwise modified, except in a writing executed in whole or in counterparts by each party hereto.
[Signatures follow.]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE KANSAS CITY SOUTHERN RAILWAY COMPANY as Borrower
By	/s/ Paul J. Weyandt
Title: Senior Vice President-Finance & Treasurer

KANSAS CITY SOUTHERN as Guarantor
By	/s/ Paul J. Weyandt
Title: Senior Vice President-Finance & Treasurer

GATEWAY EASTERN RAILWAY COMPANY as Guarantor
By	/s/ Paul J. Weyandt
Title: Vice President & Treasurer

SOUTHERN DEVELOPMENT COMPANY as Guarantor
By	/s/ Patrick J. Ottensmeyer
Title: Vice President & Treasurer

THE KANSAS CITY NORTHERN RAILWAY COMPANY as Guarantor
By	/s/ Patrick J. Ottensmeyer
Title: Vice President & Chief Financial Officer

TRANS-SERVE, INC. as Guarantor
By	/s/ Patrick J. Ottensmeyer
Title: Vice President & Treasurer

PABTEX, L.P. as Guarantor
By	Pabtex GP, LLC, its General Partner
By	Southern Industrial Services, Inc., its Sole Member
By	/s/ Patrick J. Ottensmeyer
Title: Vice President & Treasurer

PABTEX G.P., LLC as Guarantor
By	Southern Industrial Services, Inc., its Sole Member
By	/s/ Patrick J. Ottensmeyer
Title: Vice President & Treasurer

SIS BULK HOLDING, INC. as Guarantor
By	/s/ Patrick J. Ottensmeyer
Title: Vice President & Treasurer

SOUTHERN INDUSTRIAL SERVICES, INC. as Guarantor
By	/s/ Patrick J. Ottensmeyer
Title: Vice President & Treasurer

VEALS, INC. as Guarantor
By	/s/ Patrick J. Ottensmeyer
Title: Vice President & Treasurer

THE BANK OF NOVA SCOTIA, as Administrative Agent
By	/s/ J.F. Todd
Title: Managing Director

THE BANK OF NOVA SCOTIA, as Collateral Agent
By	/s/ J.F. Todd
Title: Managing Director

SCOTIA CAPITAL, as Lead Arranger and Bookrunner
By	/s/ Chris J. Allen
Title: Managing Director & Office Head